UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The articles of association of Amarin Corporation plc (the “Company”) provide that at least one-third of its directors must retire from office at each annual general meeting of the Company, provided that any such director so retiring may stand for re-election at the meeting if nominated. On April 29, 2011, Manus Rogan, Ph.D. informed the Company that he does not intend to stand for re-election at the Company’s 2011 annual general meeting, currently scheduled for July 12, 2011 (the “Annual Meeting”). Dr. Rogan is expected to continue to serve and will retire immediately following the close of the Annual Meeting. The decision of Dr. Rogan not to stand for re-election did not involve any disagreement with the Company.

In light of the vacancy created by Dr. Rogan’s decision not to stand for re-election, the Company’s Board of Directors has recommended that Dr. David W. Feigal, Jr., M.D., M.P.H. be elected as a director at the Annual Meeting. If elected, Dr. Feigal will be a member of the Company’s Board of Directors effective immediately following the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2011	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President